Exhibit 4.10
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH
IN THE COMPANY’S PROSPECTUS (THE “PROSPECTUS”)
AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR &
TRANSFER COMPANY AS THE SUBSCRIPTION AGENT.

SUBSCRIPTION RIGHTS CERTIFICATE NO. [ ]	NUMBER OF RIGHTS [ ]
HAMPTON ROADS BANKSHARES, INC.
NORFOLK, VIRGINIA
Incorporated under the laws of the Commonwealth of Virginia
SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non-Transferable Rights to Purchase Shares of Common Stock
Subscription Price: $0.40 per Full Share
VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION TIME (AS DEFINED IN THE PROSPECTUS)
REGISTERED OWNER:
THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase 2.2698 shares of common stock, $0.01 par value per share, of Hampton Roads Bankshares, Inc., a Virginia corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this certificate included in this mailing. The non-transferable Rights represented by this Subscription Rights Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This certificate is governed by the laws of the Commonwealth of Virginia.
Dated: [               ], 2010

COUNTERSIGNED AND REGISTERED: REGISTRAR AND TRANSFER COMPANY (Cranford, NJ) TRANSFER AGENT AND REGISTRAR
By:
AUTHORIZED SIGNATURE

[CORPORATE SEAL]

John A.B. Davies, Jr., President	Wendy W. Small, Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE By Mail, Hand or Overnight Courier: Registrar & Transfer Company 10 Commerce Drive Cranford, New Jersey 07016 Attention: Reorg/Exchange Department Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery. EXERCISE FORM. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. SECTION 1 IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF: Basic Subscription Right I exercise rights x 2.2698 = (no. of your rights) (ratio) (total no. of your new shares) Therefore, I apply for x $0.40 = $ (no. of new shares) (subscription price) (amount enclosed) Over-Subscription Privilege If you fully exercise your Basic Subscription Right and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Over-Subscription Privilege. If sufficient shares of Common Stock are available, the Company will seek to honor the over-subscription requests in full. The maximum number of unsubscribed shares: - = shares (total offered shares) (total number of your shares) (maximum unsubscribed shares) Therefor, I apply for: x $0.40 = shares (number of oversubscription (subscription price) (additional amount enclosed) shares applied for) Total Amount Enclosed: $ (Sum of Basic Plus Over-Subscription Amounts) ? Check or bank draft drawn on a U.S. bank payable to “Registrar and Transfer Company,” as Subscription Agent. ? Wire transfer directly to the segregated account maintained by Registrar and Transfer Company, as Subscription Agent. TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise its legal remedies against me. Signature(s) of Subscriber(s) Indicate, by initialing in the provided blank, that you are aware of the absence of deposit insurance covering the securities being sold pursuant to this Subscription Rights Certificate. IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions. Name(s): Capacity (Full Title): Taxpayer ID # or Social Security #: SECTION 2 SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS: (a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW. ISSUE COMMON STOCK TO: (Please Print Name) (Print Full Address) (Social Security # or Tax ID #) (b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW. (Please Print Name) (Print Full Address) (Social Security # or Tax ID #) GUARANTEE OF SIGNATURE(S) YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER. Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union. Signature: (Name of Bank or Firm) By: (Signature of Officer) FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY CHECK OR BANK DRAFT DRAWN UPON A UNITED STATES BANK OR WIRE TRANSFER PAYABLE TO REGISTRAR AND TRANSFER COMPANY